Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                    Exhibit 10.1

                        BIOPROCESSING SERVICES AGREEMENT

This bioprocessing services agreement dated the 16 day of March, 2001 ("Agreement") is made between Dendreon Corporation, a Delaware Corporation ("Sponsor") having its principal place of business at 3005 First Avenue, Seattle, Washington, 98121 and Covance Biotechnology Services Inc., a Delaware Corporation ("CBSI"), having its principal place of business at 6051 George Watts Hill Drive, P.O. Box 13865, Research Triangle Park, NC 27709-3865.

Witnesseth
WHEREAS, CBSI provides a fall range of bioprocessing services to the biopharmaceutical industry, including process development, fermentation, cell culture, separation/purification, bioanalytical chemistry, quality control, quality assurance, and regulatory affairs, and

WHEREAS, Sponsor desires CBSI to perform services pursuant to the terms of this Agreement related to the production of the material known as [ * ] antigen used in the manufacture of APC8015 and CBSI desires to perform such services,

NOW, THEREFORE, in consideration of the above statements and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Definitions
a) Biological Materials means Product, [ * ], including, but not limited to, virus stock and any working host cell bank and working virus bank to be generated by CBSI pursuant to the Scope.

b)  Bulk Product means purified, formulated Product.

c) CBSI's Facility means CBSI's laboratories and equipment at Research Triangle Park and Cary, North Carolina.

d) CBSI's Proprietary Information means all information imparted by or for CBSI to Sponsor under the Agreement, including technical information, [ * ] and business plans.

e) cGMP means the U.S. Food and Drug Administration current Good Manufacturing Practice.

f) Other Products means, singularly and collectively, antigens used in the manufacture of Sponsor's [ * ] products.

g) Process means Sponsor's small scale cGMP method and means of manufacturing [ * ] antigen for Phase I/II/III clinical trials [ * ] using [ * ] and
    [ * ].

h) Process Consumables means raw materials and other substances and materials with which to perform the Program as specified in the Scope.

i) Process Inventions means inventions and know-how relating to [ * ] methods and processes discovered by [ * ] in [ * ] and scientific, technical and other information known to [ * ] from time to time including such information [ * ].

j)  Product means Sponsor's [ * ] recombinant protein prostate tumor antigen.

k) Program means the services CBSI will perform for Sponsor in accordance with the Scope.

l) Sponsor's Proprietary Information means all Biological Materials, all information imparted by or for Sponsor to CBSI under the Agreement, including technical information, records, data, reports, test results, business plans and the Process except for [ * ].

m)  Scope means the detailed Scope of Work attached as Appendix One.

n) Sponsor Collaborator means any entity with which Sponsor has entered into or enters into an agreement, a purpose of which is to commercialize the Product developed or produced under this Agreement or Other Products.

o) Unnamed Other Products means products other than the Product developed or produced under this Agreement and other than Other Products.

Section 2.
Scope of Work
a) CBSI will perform the Program for Sponsor in accordance with the Scope at CBSI's Facility.

b) CBSI will, at Sponsor's request, consult with Sponsor in any development of the Program design in a manner consistent with current regulatory guidelines. However, CBSI does not warrant that the Program results will satisfy the requirements of any regulatory agencies at the time of submission of Program results to such agencies.

c) CBSI's performance of the Program according to the Scope will be based on technical information provided by or for the Sponsor. This information will be translated into development and/or manufacturing documents (development plans, batch records, and specifications) which will be reviewed and approved by the Sponsor. These documents will form the sole basis upon which the Program will be performed. CBSI makes no


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    warranties that the execution of the Program in accordance with the Scope and these documents will result in any specific quantity, quality or biochemical characteristic of Product.

Section 3.
Program Performance
CBSI shall provide facilities, supplies, and staff necessary to complete the Program as provided in the Scope, as it may be modified as provided herein, and in accordance with the terms of this Agreement. In the event of any conflict, the terms of this Agreement shall control.

CBSI will appoint a CBSI representative (the "Program Manager") to be responsible for the completion of the Program by CBSI. The Program Manager will coordinate performance of the Program with a representative designated by Sponsor (the "Sponsor Representative"), which representative shall have responsibility over all matters relating to performance of the Program on behalf of Sponsor. Unless otherwise agreed in the Scope, all communications between CBSI and the Sponsor regarding the conduct of the Program pursuant to the Scope shall be addressed to or routed through the Program Manager and Sponsor Representative, directly. CBSI and Sponsor may, at their discretion, change the Program Manager and the Sponsor Representative, respectively, during the course of the Program.

Section 4.
Program Materials
a) Sponsor will provide CBSI with sufficient amounts of Biological Materials, Process Consumables and all documentation and such other data as may be necessary to apprise CBSI of the stability of the Biological Materials and Process Consumables, process characteristics, proper storage, manufacturing and safety requirements. Sponsor will also provide CBSI with all necessary information to effect the reliable transfer of the Process from Sponsor to CBSI.

b) Upon completion of the Program, all Biological Materials in the possession of CBSI will be properly and promptly returned by CBSI to Sponsor at Sponsor's expense, destroyed (with Sponsor's permission) or retained by CBSI in compliance with regulatory requirements.

Section 5.
Compliance with Government Regulations
a) CBSI will perform the Program in accordance with the Scope, and with its understanding of cGMP when appropriate to do so as and set forth in the Scope. Subject to paragraph b. of Section 5 below, CBSI will also comply in all material respects with all applicable government regulatory requirements concerning cGMP.

b) Should applicable government regulatory requirements be changed, CBSI will make every reasonable effort to satisfy the new requirements. In the event that compliance with such new regulatory requirements necessitates a material change in the Scope for the


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    Program, CBSI will submit to Sponsor a revised technical and cost proposal for Sponsor's acceptance prior to making any changes in the Scope or the Program.

c) In the event of a conflict in government regulations, Sponsor will designate, in writing, which regulations shall be followed by CBSI in its performance of the Program.

Section 6.
Facility Visits
Sponsor's representatives may visit CBSI's facility to inspect and audit the Program during business hours in accordance with the `Guidelines for Client Visits' attached as Appendix Two. CBSI will assist Sponsor in scheduling such visits which will be in compliance with CBSI's requirement to protect confidentiality of other clients.

Section 7.
Compensation
a) The estimated budget for the Program is [ * ] as specified in the Scope, provided that such budget is subject to adjustment if (i) Sponsor executes this Agreement later than [ * ] after the date CBSI has executed this Agreement and (ii) the Biological Materials, Process Consumables or other data or information required to conduct the Program are supplied or provided more than [ * ] after the date CBSI has executed this Agreement.

b) Sponsor shall pay the [ * ] within [ * ] of Sponsor's execution of this Agreement and the remaining payments within [ * ] after achieving the mutually agreed payment dates or milestones as set forth below.

c) CBSI will invoice Sponsor for Activities in Sections [ * ] of the attached Scope on a monthly basis as follows:

       i) CBSI will invoice Sponsor based on the [ * ] at a rate of [ * ] for the activities included in Sections [ * ] of the attached Scope. Process Consumables will be invoiced separately [ * ] as per paragraph e) of this Section 7.

      ii) CBSI will invoice Sponsor at a rate of [ * ] for the [ * ] of work performed in support of the activities included in the following sections of the Scope, provided that the work is performed before [ * ]: Sections: [ * ]. Work performed on or after [ * ] will be invoiced to Sponsor at [ * ] rate.

     iii) The [ * ] rate includes Process Consumables during the [ * ], up to and including work at the [ * ], with the exception of [ * ]. For production at the [ * ], Process Consumables will be invoiced separately [ * ] as per paragraph e) of this Section 7.

d) Sponsor shall make payments of the price for each batch, in amounts, respectively, as will be set forth in the Scope by amendment, for the activities included in Sections [ * ] and [ * ] of the attached Scope. Each such amended amount shall be established


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    following [ * ] and [ * ]. The estimated price for manufacturing and quality activities as set forth in the Scope as of the date of this Agreement is based on the [ * ] and the [ * ] provided in the Scope. In the event that any of the [ * ] are not valid, or the [ * ] are revised, or there is a change in the [ * ], the price for manufacturing and quality activities and the price for each batch to be set forth by amendment shall be determined by calculating, in accordance with [ * ], the increase or decrease, as the case may be, in the period of time required in CBSI's facilities, [ * ] and adjusted [ * ]. Such payments shall be made as follows:

       i) [ * ] price per batch, upon commencement of each [ * ] batch of Product in accordance with batch records as articulated in the Scope.

      ii) [ * ] price per batch upon completion of [ * ] in the [ * ] for each batch of the Product .

     iii)  [ * ] price per batch of Bulk Product following [ * ] of each batch.

      iv)  Notwithstanding the payments called for in sub-sections i), ii) and
           iii), in the event a batch [ * ] as defined in the batch record, and a [ * ], then Sponsor shall be responsible for payment of [ * ]. Provided further, that in the event a batch [ * ], Sponsor will [ * ]; in the event that a batch [ * ], Sponsor will [ * ]; in the event that a batch [ * ] and [ * ], then Sponsor will [ * ].

       v) In the event a batch [ * ], or for any [ * ] as defined in Section [ * ] of this Agreement, Sponsor will [ * ] as set forth in sub-sections i), ii) and iii) above.

d) For any Process Consumables needed for the Program that exceed [ * ], CBSI will notify Sponsor prior to purchase and Sponsor will be invoiced separately.

e) A handling fee equal to [ * ] of CBSI's actual cost of Process Consumables purchased for the Program will be added to Process Consumables invoices. Subcontractor charges, will be invoiced in the month that CBSI is invoiced by the subcontractor.

f) Late payments are subject to an interest charge of one and one-half percent (1 1/2%) per month. Any payments that are greater than [ * ] past due constitute a breach of this Agreement.

Section 8.
Change Orders
a) The total estimated budget for the Program specified in Section 7(a) of this Agreement and the individual budget components and time estimates specified in the Scope are subject to a number of general and program specific assumptions. The program specific assumptions relate to the [ * ] and [ * ], [ * ], if any, and other matters relating to the [ * ] (the "Program Assumptions"). CBSI also assumes that the Sponsor will cooperate and


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    perform its obligations under the Agreement and Scope in a timely manner, that no event outside the control of CBSI will occur, including, without limitation, the events described in Section 19, and that there are no changes to any applicable laws, rules or regulations which materially affect the Program (the foregoing assumptions together with the Program Assumptions, collectively, the "Assumptions"). In the event that a change in or deviation from any of the Assumptions requires a modification of the Scope or the Program (each being, a "Modification") then the Scope and the Program maybe amended as provided in paragraph b) of this Section 8.

b) In the event a Modification is identified by the Sponsor or by CBSI, the identifying party shall notify the other party as soon as is reasonably possible. CBSI shall provide Sponsor with a change order containing an estimate of the required Modifications, if any, to the Program budget and timeline specified in the Scope within [ * ] of receiving such notice. Sponsor shall use reasonable best efforts to respond in writing to such change order promptly. If Sponsor does not approve such change order and has not terminated the Program but wants the Program to be modified to take into account the Modification, then Sponsor and CBSI shall use reasonable best efforts to agree on a change order that is mutually acceptable. If practicable, CBSI shall continue work on the Program during any such negotiations, but shall not commence work with respect to the change order unless authorized in writing.

Section 9.
Scheduling
CBSI will make commercially reasonable efforts to begin the [ * ] during [ * ] provided that, (i) the campaign is inclusive of [ * ] and [ * ] activities as defined in Sections [ * ] of the attached Scope, (ii) the Agreement is signed and the Program commences no later than [ * ], (iii) A joint decision to proceed with the [ * ] portion of the Program is reached no later than [ * ] with a minimum of [ * ] lead time from the decision point to the anticipated commencement of the [ * ], (iv) [ * ] activities begin no later than [ * ], and
(v) all [ * ] and    [ * ] activities proceed according to schedule.

In the event that Sponsor and CBSI determine that CBSI will perform only [ * ] activities and Sponsor will perform [ * ], CBSI will make commercially reasonable efforts to begin the [ * ] during [ * ] provided that, (i) activities to be performed by CBSI during [ * ] are confined to [ * ] as defined in Sections [ * ] of the attached Scope, and will only require access to the [ * ], (ii) CBSI will not perform [ * ] and [ * ] will not be required, (iii) the Agreement is signed and the Program commences no later than [ * ], (iv) A
[ * ] to proceed with the [ * ] portion of the Program is reached no later than [ * ] with a minimum of [ * ] lead time from the decision point to the anticipated commencement of the [ * ], (v) [ * ] activities begin no later than [ * ], and (vi) all [ * ] and [ * ] activities proceed according to schedule.

In the event that Sponsor and CBSI determine that CBSI will perform [ * ] activities [ * ] activities and [ * ], CBSI will make commercially reasonable efforts to begin the [ * ] for the [ * ] during [ * ] as defined in Sections
[ * ] of the attached Scope, and will make commercially reasonable efforts to begin [ * ] activities beyond [ * ] for the [ * ] during [ * ] as defined in Sections [ * ] of the attached Scope, provided that, (i) the Agreement is signed


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and the Program commences no later than [ * ], (ii) A [ * ] to proceed with the [ * ] portion of the Program is reached no later than [ * ] with a minimum of [ * ] lead time from the decision point to the anticipated commencement of the [ * ], (iii) [ * ] activities begin no later than [ * ], and (iv) all [ * ] and [ * ] activities proceed according to schedule.

Section 10.
Confidential Information/Legal Proceedings
a) CBSI shall not disclose any of the Sponsor's Proprietary Information or any information pertaining to the Scope or the Program without Sponsor's written permission, unless such disclosure: 1) is to an affiliate of CBSI who is under a similar obligation to keep such information confidential and is participating in the Program or otherwise has a need to know such information; 2) is or becomes publicly available through no fault or other conduct of CBSI; 3) is disclosed by a third party entitled to disclose it;
    4) is already known to CBSI as shown by its prior written records; or 5) is required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, CBSI will make all reasonable efforts to notify Sponsor of this request promptly prior to any disclosure to permit Sponsor to oppose such disclosure by appropriate legal action.

b) Sponsor shall not disclose any of CBSI's Proprietary Information without CBSI's Written permission unless such disclosure: 1) is to an affiliate of Sponsor who is under a similar obligation to keep such information confidential and is participating in the Program or otherwise has a need to know such information; 2) is or becomes publicly available through no fault or other conduct of Sponsor; 3) is disclosed by a third party entitled to disclose it; 4) is already known to Sponsor as shown by its prior written records; or 5) is required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, Sponsor will make all reasonable efforts to notify CBSI of this request promptly prior to any disclosure to permit CBSI to oppose such disclosure by appropriate legal action.

c) Sponsor and CBSI will ensure that their respective employees and designees who receive access to the other's Proprietary Information are legally obligated to maintain its confidentiality and CBSI and Sponsor shall be responsible for the compliance of such employees and designees.

d) CBSI will not transfer any Biological Materials without Sponsor's express prior written permission to any third party unless such transfer is to an affiliate of CBSI who is participating in the Program and has a need to possess such Biological Materials.

Section 11.
Work Product
a) All work outputs (e.g. reports) will be prepared on CBSI's standard format unless otherwise specified in the Scope.

b) Sponsor will retain and have sole right, title and interest in and to all Biological Materials, raw data, documentation, records, protocols, specimens and other reports


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    generated as a result of the Program, all of which except as herein provided, shall be properly and promptly returned to Sponsor by CBSI at Sponsor's request and expense. All such written materials will be archived by CBSI for a period of five years following completion of the Program unless otherwise specified in the Scope or required by applicable laws or regulations. Five years after completion of the Program, all of the aforementioned written materials will be sent to the Sponsor and a return fee will be charged. The Sponsor may elect to have the materials retained in the CBSI Archives for an additional period of time at additional cost. If Sponsor chooses to have CBSI dispose of the written materials, a disposal fee will be charged. CBSI will continue to retain such written materials as may be required by law or for archival purposes.

Section 12.
Inventions and Patents
a) [ * ] will [ * ], including to the exclusion of [ * ], to [ * ] all patentable product improvement inventions discovered by [ * ] employees directly as a result of performing the Program under this Agreement (a "Product Invention") and [ * ] shall promptly notify [ * ] of the discovery of each Product Invention and cooperate and cause its employees to cooperate with [ * ] in perfecting [ * ] right, title and interest in and to Product Inventions, including the execution of applications, assignments and other instruments and the giving of testimony which may be appropriate to apply for and obtain Letters Patent of the U.S. or of any foreign country with respect to the Product Invention, and [ * ] shall compensate [ * ] for the time reasonably devoted to such activities and reimburse it for reasonable expenses incurred.

b)  [ * ] shall retain [ * ] rights to any [ * ].

c) [ * ] will grant to [ * ] a [ * ] license to use and practice each [ * ], to include additional terms substantially the same as those attached in Appendix Three, for the [ * ] required for [ * ] the Product developed or produced under this Agreement. Except as hereinafter described, [ * ] has no right, express or implied, to [ * ] any [ * ] without the prior written permission of [ * ].

d) [ * ] will grant to [ * ] the right to [ * ] solely to [ * ] the Product developed or produced under this Agreement, to include additional terms substantially the same as those attached in Appendix Three, to any [ * ], subject to payment to [ * ] by [ * ] of a [ * ] in an amount to be determined by application of commercially reasonable criteria to be established by the parties through good faith negotiation, and also, without any [ * ], in the event of any of the following: (i) the Product and all of the rights and assets relating to Product [ * ], in which case such [ * ] rights shall [ * ] of the Product; (ii) [ * ] is sold, whether by means of an asset sale or stock sale and [ * ] (or its successor) can no longer [ * ] herein [ * ] by reason of that sale; (iii) [ * ] can not [ * ] to [ * ] demands; provided that [ * ] to [ * ] and [ * ] and any other [ * ] to
             --------
    [ * ] as well as the [ * ] hereof.

e) In addition, [ * ] will grant to [ * ], upon written request, a [ * ] license, to include additional terms substantially the same as those attached in Appendix Three, to use [ * ] for the [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

f) In addition, [ * ] will grant to [ * ] the right to [ * ] solely to [ * ] to include additional terms, substantially the same as those attached in Appendix Three, to any [ * ], subject to payment to [ * ] by [ * ] of a
    [ * ] in an amount to be determined by application of commercially reasonable criteria to be established by the parties through good faith, and also, without any [ * ], in the event of any of the following: (i) the
    [ * ] and all of the rights and assets relating to [ * ]; (ii) [ * ] is sold, whether by means of an asset sale or stock sale and [ * ] (or its successor) can no longer [ * ] herein [ * ] by reason of that sale; (iii)
    [ * ] can not [ * ] to [ * ] demands; provided that [ * ] to [ * ] and
                                          --------
    [ * ] and any other [ * ] to [ * ] as well as the [ * ] hereof.


g) In addition, [ * ] will grant to [ * ], upon written request, a [ * ] license, to include additional terms substantially the same as those attached in Appendix Three, to use [ * ] for the [ * ], provided that an
                                                            --------
    amended license shall be required for each [ * ] and such license shall specify [ * ]. [ * ] to [ * ] such license for [ * ] in the event that the terms of such license conflict with any other then preexisting agreement between [ * ] and any third party.

h) In the event that Sponsor intends to utilize any third party to provide services for the development or commercialization of the Product similar to those being provided by CBSI hereunder (except as described in Section [ * ] or for the development or commercialization of [ * ] and wishes to employ
    [ * ] for such development or commercialization, Sponsor shall grant to CBSI a right of first negotiation for a period of [ * ] from the date Sponsor notifies CBSI of Sponsor's intent to utilize such third party to perform such services under commercially reasonable terms.

i) CBSI reserves and shall have the right to utilize data generated during the course of the Program to support applications, assignments or other instruments necessary to apply for and obtain Letters Patent of the U.S. or any foreign country with respect to [ * ] so long as no information which CBSI is required to keep confidential under this Agreement is disclosed in any such application, assignment or other instrument. CBSI shall notify Sponsor [ * ] in advance of Sponsor's intent to file, make or create any such application, assignment or other instrument.

Section 13.
Independent Contractor
CBSI shall perform the Program as an independent contractor of Sponsor and shall have complete and exclusive control over CBSI's facilities, equipment, employees and agents. Nothing in this agreement or other arrangements for which it is made shall constitute CBSI, or anyone furnished or used by CBSI in the performance of the services, as employee, joint venturer, partner, or servant of Sponsor.

Section 14.
Insurance
CBSI shall secure and maintain in full force and effect throughout the performance of the Program policies of insurance for (a) Workmen's Compensation,
(b) General Liability, (c) Automobile Liability, and (d) Professional Liability having policy limits, deductibles and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other terms appropriate to the conduct of CBSI's business in CBSI's sole and exclusive judgment. Certificates evidencing such insurance will be made available for examination upon request of the Sponsor.

Section 15.
Default
a) If CBSI is in default of any of its material obligations under this Agreement, then Sponsor shall promptly after becoming aware of such default notify CBSI in writing of such default. CBSI shall have a period of [ * ] from the date of receipt of such notice within which to cure such default; provided that if such default renders the Program invalid or significantly impractical of use, then CBSI, shall, at its option, either (1) repeat the Program at its cost within a reasonable time period mutually agreed to by CBSI and Sponsor or (2) refund the entire contract price paid, including amounts paid to CBSI for the Program, amounts paid to CBSI by way of reimbursement and amounts paid for Process Consumables by Sponsor (the "Contract Price"). If CBSI shall fail to cure such default within the specified cure period or successfully repeat the Program as agreed to by Sponsor, as the case may be, then this Agreement shall, at Sponsor's option, immediately terminate. In the event of such termination, Sponsor's sole remedy shall be, in the case where such default has not rendered the Program invalid or significantly impractical of use, a reduction in the total Contract Price in an amount equal to the difference between (1) the total Contract Price and (2) the value of the work properly performed, provided however, that under no circumstance shall CBSI be liable to Sponsor in an amount that, in aggregate exceeds, the Contract Price paid.

b) If Sponsor is in default of any of its material obligations under this Agreement, CBSI shall promptly notify Sponsor in writing of such default. Sponsor shall have a period of [ * ] from the date of receipt of such notice within which to cure such default; provided that if Sponsor fails to cure
                                       --------
    such breach within the specified cure period, this Agreement shall, at CBSI's option and upon notice to Sponsor, immediately terminate.

c) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS AGREEMENT.

Section 16.
Dispute Resolution
Should any dispute between Sponsor and CBSI arise under this agreement, Sponsor and CBSI, through appropriately senior executives, shall first meet and attempt to resolve the dispute in face-to-face negotiations. This meeting shall occur within [ * ] of the time the dispute arises.

If no resolution is reached, Sponsor and CBSI shall, within [ * ] of the first meeting, attempt to settle the dispute by formal mediation. If the parties cannot agree upon a mediator and the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

place of mediation, the mediation shall be administered by the American Arbitration Association in Research Triangle Park, North Carolina.

If no resolution is reached through formal mediation, the dispute shall be resolved by binding arbitration before a three-arbitrator panel, administered by the American Arbitration Association, with limited discovery. Each party shall select one of the arbitrators and those arbitrators shall select the third.

The venue shall be either Research Triangle Park, North Carolina if the notice of intent to arbitrate the dispute is first given by Sponsor, or Seattle, Washington if the notice of intent to arbitrate is first given by CBSI, and the governing law shall be that of the State of North Carolina in either instance, without giving effect to conflict of law considerations. In no event shall punitive or exemplary damages or attorney's fees be awardable and each party shall be responsible for it's own attorney's fees.

Notwithstanding the foregoing dispute resolution and governing law provisions, Sponsor and CBSI shall each retain the right to seek judicial injunctive and other equitable relief where appropriate.

If CBSI shall be required to provide testimony or records in connection with the Program pursuant to any legal or administrative process or proceeding by reason of Sponsor's involvement therein, (other than one which arises out of the conduct of CBSI as opposed to Sponsor's Product or Sponsor's Program design and is not a dispute between Sponsor and CBSI), then Sponsor will reimburse CBSI for its expenses, plus CBSI's standard hourly rate for CBSI's employees or representatives participating in such process or proceeding.

Section 17.
Indemnification
a) CBSI shall indemnify Sponsor and its affiliates and their respective current and former officers, directors, employees and agents (collectively and individually "Sponsor Group") from any loss, cost, damage or expense (a "Loss") arising from any lawsuit, action, claim, demand, assessment or proceeding (a "Claim") for personal injury to Program participants or personal injury to any officer, director, employee or agent of Sponsor or property damage arising or occurring during the conduct of the Program as a result of CBSI's negligence, gross negligence, intentional misconduct or negligent inaction; provided that if such Loss or Claim arises in whole or in part as a result of Sponsor Group's negligence, gross negligence, intentional misconduct or negligent inaction, then the amount of the Loss for which CBSI shall indemnify Sponsor Group pursuant to this Section 17 shall be reduced by an amount in proportion to the percentage of such Loss occurring as a result of Sponsor Group's negligence, gross negligence, intentional misconduct or negligent inaction.

b) Sponsor shall indemnify CBSI and its affiliates and their respective current and former officers, directors, employees and agents (collectively and individually "CBSI Group") from any Claim or Loss arising from (i) personal injury to a participant in the Program or personal injury to any employee of the CBSI Group directly or indirectly caused by the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    Biological Materials, (ii) the Agreement, the Program or any aspect thereof set forth in the Scope that violates any applicable law, rule, regulation or ordinance which violation results in a Loss, (iii) the harmful or otherwise unsafe effect of the Product, including, without limitation, a Claim based upon Sponsor Group's or any other person's use, consumption, sale, distribution or marketing of the Product, (iv) the negligence, gross negligence, intentional misconduct or negligent inaction of Sponsor Group in the performance of its obligations under this Agreement or Scope related to the Program, or (v) the Sponsor Group's violation, non-compliance or non-performance of any of the terms of this Agreement; (vi) arising from a breach of any third party's intellectual property rights arising from the use of Biological Materials, provided that if such Loss or Claim (other
                                 --------
    than a Loss or Claim described in clause (iii) hereof) arises in whole or in part from CBSI Group's negligence, gross negligence, intentional misconduct or negligent inaction, then the amount of such Loss for which Sponsor shall indemnify CBSI Group pursuant to this Section 17 shall be reduced by an amount in proportion to the percentage of such Loss occurring as a result of CBSI Group's negligence, gross negligence, intentional misconduct or negligent inaction. Sponsor shall not indemnify CBSI Group from any Loss occurring as a result of the cause described in clause (iii) hereof arising solely from the willful misconduct or inaction of CBSI Group.

c) Upon receipt of notice of any Claim which may give rise to a right of indemnity from the other party hereto, the party seeking indemnification (the "Indemnified Party") shall give written notice thereof to the other party, (the "Indemnifying Party") with a Claim for indemnity. Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore. Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to promptly, and no later than [ * ] days from receipt of the notice of claim, assume the complete defense of such Claim. The Indemnified Party will have the right to participate in the defense of any such Claim, the defense of which is assumed by the Indemnifying Party, at its own cost and expense. The Indemnifying Party will conduct the defense of any such Claim with due regard for the business interests and potential related liabilities of the Indemnified Party and prior to making any settlement, shall consult with the Indemnified Party as to the terms of such settlement. The Indemnifying Party shall not agree to the entry of a judgment against the Indemnified Party or admit to liability on the part of the Indemnified Party or agree to non-monetary terms of settlement without the Indemnified Party's prior express written consent. The Indemnifying Party will not, in defense of any such Claim agree to a settlement thereof, without the giving by the claimant or plaintiff to the Indemnified Party a full general release from all liability in respect thereof.

d) The Indemnified Party shall have the right, at its election, to release and hold harmless the Indemnifying Party from its obligations of indemnity hereunder with respect to such Claim and to itself undertake the complete defense of the same in return for payment by the Indemnifying Party to the Indemnified Party of the amount of the Indemnifying Party's settlement offer. After notice to the Indemnifying Party of the Indemnified Party's election to itself undertake the complete defense of such Claim, the Indemnified

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    Party shall be liable to the Indemnifying Party for such legal or other expenses subsequently incurred by the Indemnifying Party in connection with the defense thereof at the request of the Indemnified Party. As to those Claims with respect to which the Indemnifying Party does not elect to assume the complete defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense at the Indemnifying Party's own cost and expense, and will not settle any such Claim in a way that directly affects the Indemnifying Party without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

Section 18.
Warranties, Representations and Disclaimer
Sponsor hereby warrants to CBSI that Sponsor has legal title and/or a valid license to the Biological Materials, raw material, patents relating to the Process and the Product and represents that there is no claim of infringement and that Sponsor knows of no infringement with respect thereto.

Sponsor hereby represents that any raw materials, cell lines, expression systems, reference standards, or any other materials provided by Sponsor to CBSI and required for execution of the Program contemplated by this Agreement are, to the best of Sponsor's knowledge, reasonably possessed under applicable circumstances, safe and suitable for cGMP use.

Sponsor hereby represents to CBSI that any technical or regulatory information or documentation, including, but not limited to process details, analytical methods development reports, technology transfer documents and specifications provided by Sponsor to CBSI and required for execution of the Program contemplated by this Agreement are, to the best of Sponsor's knowledge, reasonably possessed under applicable circumstances, accurate and suitable for cGMP use.

Sponsor makes NO, AND DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE or with respect to the utility, efficacy, non-toxicity, safety or appropriateness of using the Biological Materials.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 19.
Force Majeure
Either party shall be excused from performing its respective obligations under this Agreement if its performance is delayed or prevented by any event beyond such party's reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, or power failure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in the Scope falling due during or subsequent to the occurrence of any such event shall be automatically extended for a period of time reasonable under all the circumstances to recover from such disability. CBSI will promptly notify Sponsor if, by reason of any of the events referred to herein, CBSI is unable to meet any such time for performance specified in the Scope. If any part of the Program is invalid as a result of such disability, CBSI will, upon written request from Sponsor, but at Sponsor's sole cost and expense, repeat that part of the Program affected by the disability.

Section 20.
Allocation of Resources
If delays in the agreed commencement or performance of the Program occur because of the Sponsor's inability to supply CBSI with agreed Biological Materials or any information required to begin or perform the Program within 30 days of such agreed time, CBSI may reallocate for a period not longer than a period equal to the period of such delay resources being held for performance of the Program without incurring liability to Sponsor.

Section 21.
Use of Names
Neither party shall use the name of the other party or the names of the employees of the other party in any advertising or sales promotional material or in any commercial publication in a manner designed to promote sales of services or products without prior written permission of such party,

Section 22.
Termination by Sponsor
a) Sponsor may at any time for reasons unrelated to circumstances contemplated in Section 15 terminate the Program prior to completion by giving [ * ] written notice to CBSI. In such event CBSI shall comply with such notice to terminate the Program and use its best efforts to reduce cost to Sponsor, and Sponsor shall pay CBSI upon receipt of CBSI's invoice all of its costs incurred or irrevocably obligated. Sponsor shall also pay CBSI [ * ] and [ * ]:

    i) equal to [ * ] of the [ * ] (Sections [ * ] of the Scope) plus [ * ] if the Program is terminated under this Section 22 on or prior to [ * ]; or

    ii) equal to [ * ] of the [ * ] in Section [ * ] of this Agreement if the Program is terminated under this Section 22 after [ * ]. Should the Scope and the [ * ] be [ * ] of this Agreement, the [ * ] will be calculated on the [ * ].

   Such payments, however, shall not be owing if the termination is the result of an uncured default.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

b) The termination of this Agreement for any reason shall not relieve either party of its obligation to the other for obligations in respect of (i) confidentiality of information, (ii) consents for advertising purposes and commercial publications (iii) indemnification, and, except as otherwise provided herein, (iv) compensation for services performed.

Section 23.
Assignment
This Agreement shall not be assigned in whole or in part by either party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Any attempt to assign this Agreement without such consent shall be void and of no effect.

Section 24.
Notice
All notices to be given as required in this Agreement shall be in writing and shall be delivered personally, sent by telecopier, or mailed either by a reputable overnight carrier or first class mail, postage prepaid, to the parties at the addresses set forth above or such other addresses as the parties may designate in writing. Such notice shall be effective on the date of personal delivery, the date sent, if by telecopier, the date after delivery if sent by overnight carrier and on the date received if mailed first class.

Section 25.
Waiver/Severability
No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision, or of any other provision or condition of this Agreement. If any provisions hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions of this Agreement shall not be effected thereby.

Section 26.
Entire Agreement, Modification/Counterparts
This Agreement, including the Scope, set forth the entire agreement between the parties hereto with respect to the performance of the Program by CBSI for Sponsor and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments with respect thereto and shall take precedence over all terms, conditions and provisions on any purchase order form or form of order acknowledgment or other document purporting to address the same subject matter. This Agreement shall not be waived, released, discharged, changed or modified in any manner except by an express agreement signed by duly authorized officers of each of the parties hereto. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

This Agreement becomes effective and binding on both parties on and as of the last date that the parties hereto have executed this Agreement. Should terms contained herein be at variance with the terms and conditions specified in Sponsor's written acceptance, then the terms and conditions contained herein take precedence.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Dendreon Corporation                       Covance Biotechnology Services Inc.

By:  /s/ David L. Urdal                    By:  /s/ John H. Brown
    -------------------                        ------------------
Name:  David L. Urdal                      Name:  John H. Brown
       -------------------                        -------------------
Title:  President                          Title:   President / CEO
        -------------------                        -------------------
Date:  3/16/2001                           Date:  16.3.01
       -------------------                        -------------------


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                  Appendix One
                                  ------------



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[LOGO OF COVANCE]
--------------------------------------------------------------------------------

Scope of Work for Process
Development, Scale-up and
cGMP Manufacturing of [ * ]


--------------------------------------------------------------------------------
         PREPARED FOR:        Dendreon Corporation (Sponsor)
                              3005 First Avenue
                              Seattle, Washington 98121

          PREPARED BY:        Covance Biotechnology Services, Inc. (CBSI)
                              6051 George Watts Hills Drive
                              Research Triangle Park, NC 27709

       DATE SUBMITTED:        March 16, 2001


Prices and Program duration are estimates and are non-binding and subject to terms and conditions to be agreed. Pricing is valid until [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

[ * ]

(52 pages of continuous text redacted here)


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                  Appendix Two
                                  ------------


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                         Guidelines for Sponsor Visits

Access to production areas:
--------------------------

During production runs, CBSI shall arrange for Sponsor to have access to the manufacturing floor with the provision that CBSI reserves the right to limit access in the event that such access compromises cGMP, safety or reasonable performance of the work per the Scope. A CBSI escort will be assigned and will accompany the Sponsor at all times while in controlled areas of the plant. During this time it is critical that the visitor:

 . Follows all GMP / access / gowning / safety procedures as directed by CBSI personnel.

 .  Does not touch or operate any equipment in the production

 . Does not direct manufacturing personnel. Suggestions or recommendations may be made to an area Manager or Director.

 . Does not remove any documentation or in-process data. Requests for documentation must be made in writing to an area Manager or Director. Any documentation provided in this fashion will be tracked by the area Director.

 . Makes all requests for additional immediate in-process sampling, in writing to the area Manager or Director with full justification, prior to sampling.

 .  Does not enter areas where production is ongoing for another Sponsor.

 . Does not take any photos inside any CBSI facility. CBSI can provide digital photographs as appropriate.

Lack of adherence to these very basic guidelines will result in immediate loss of access to production areas.

2.  Audits:
-----------

Existing customers:

 . CBSI will support 1 (one) audit of up to 2 days duration, during each 12 month period of an active contract agreement, to be billed on a time and materials basis or as specified in the contract agreement.

 . The audit may be performed by the Sponsor or by an external third party, with third party costs being at the sole expense of the Sponsor. A maximum of 3 auditors / Sponsor participants will be allowed to take part in the actual audit, due to space limitations and dedicated CBSI personnel availability.

 . Dates for the audit must be arranged and agreed with CBSI a minimum of one month prior to the audit. CBSI reserves the right to make final approval of audit dates, based on availability of the facility and appropriate CBSI personnel.

 . Confidentiality agreements must be in place with all parties participating in the audit, prior to scheduling the audit.

 . Three weeks before the audit occurs, a list of areas / topics to be covered in the audit will need to be received by CBSI. This will allow CBSI to ensure appropriate CBSI personnel

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

   availability during the audit, while also ensuring minimal impact to programs in production for other Sponsors.

 .  No access will be allowed into areas where production is underway for another
   Sponsor.

 . Any audit observations being sent to CBSI for review or response must be provided by the Sponsor, not directly from a third party auditor. CBSI will formally respond to audit findings within 45 days.

 . All audit observations are confidential, covered in the confidentiality agreement between CBSI and the Sponsor, and may not be shared with any other party without express written permission.

All third party auditors must also sign confidentiality agreements with CBSI confirming adherence to this condition and may not share their findings beyond the Sponsor who contracts the audit, without express written permission from CBSI.

 . It may be possible to arrange additional audits during a given year, to be billed to the Sponsor on a time-and-materials basis. An estimate of this charge can be provided in advance, and will be determined by the scope of the audit and, therefore, the resources required to support it.

During audits:

All non-CBSI personnel will be escorted at all times while in controlled areas of the plant, Process Development or Quality laboratories. During this time it is critical that the visitor:

 . Follows all GMP / access / gowning / safety procedures as directed by CBSI personnel

 .  Does not direct manufacturing personnel.

 .  Does not touch or operate any equipment in the production or laboratory area.

 .  Does not remove any documentation.

 .  Does not enter areas where production is underway for other Sponsors.

 . Does not take photos within any CBSI facility. CBSI can provide digital photographs as appropriate.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                 Appendix Three
                                 --------------




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                Additional Terms
                                ----------------

 .  "Technology" shall mean those inventions which are made, reduced to practice,
    ----------
   or created by Licensor, any patents that may issue therefrom and all intellectual property rights appurtenant thereto, including, without limitation, all means, know-how, processes and technology relating to the manufacture of product. Copies of any issued patents include within the Technology will be provided to Licensee upon issuance.

 .  Technology Transfer. Upon execution of this Agreement the parties shall enter
   -------------------
   into good faith discussions in order to reach a definitive agreement concerning the provision of services related to the transfer of the manufacturing process. It is contemplated that such services shall include:
   1) release of all technology transfer documents, process specifications, and process flow diagrams; 2) access to and review of manufacturing batch records; 3) access to appropriate staff to meet and/or consult with representatives of the third party manufacturer and 4) analytical methods, equipment requirements, development reports, validation plans and reports and all other know-how within the Technology. Licensee shall compensate Licensor for such Technology transfer services at the Licensor's standard commercial rates. Travel and all other out-of-pocket expenses incurred by Licensor will be reimbursed by Licensee plus Licensor's standard mark-up for such expense.

 .  WARRANTY DISCLAIMER. LICENSOR MAKES NO REPRESENTATION, GUARANTEE OR WARRANTY,
   -------------------
   EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE EXPECTED FROM USE OF ANY OF THE INVENTIONS CONTAINED IN THE TECHNOLOGY OR FROM MANUFACTURE OR SALE OF ANY PRODUCT, AND LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES AND GUARANTEES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL HAVE NO RESPONSIBILITY UNDER ANY LEGAL PRINCIPLE TO LICENSEE, ITS SUBLICENSEE OR TO OTHERS FOR THE ABILITY OF LICENSEE OR ITS SUBLICENSEE TO USE THE TECHNOLOGY; FOR THE QUALITY, QUANTITY OR PERFORMANCE OF ANY PRODUCTS MANUFACTURED UNDER THE TECHNOLOGY; FOR THE CLAIMS OF THIRD PARTIES RELATING TO ANY PRODUCTS MANUFACTURED OR SOLD BY LICENSEE; OR FOR ANY FAILURE IN PRODUCTION, DESIGN OR OPERATION OF ANY PRODUCT MANUFACTURED OR SOLD BY LICENSEE. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR ITS SUBLICENSEE FOR ANY DAMAGES, INCLUDING ALL DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) UNDER THIS AGREEMENT OR OTHERWISE.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

 .  Dispute Resolution
   -----------------

   Should any dispute between Licensor and Licensee arise under this agreement, Licensor and Licensee, through appropriately senior executives, shall first meet and attempt to resolve the dispute in face-to-face negotiations. This meeting shall occur within [ * ] of the time the dispute arises.

   If no resolution is reached, Licensor and Licensee shall, within [ * ] of the first meeting, attempt to settle the dispute by formal mediation. If the parties cannot agree upon a mediator and the place of mediation, the mediation shall be administered by the American Arbitration Association in Research Triangle Park, North Carolina.

   If no resolution is reached through formal mediation, the dispute shall be resolved by binding arbitration before a three-arbitrator panel, administered by the American Arbitration Association, with limited discovery. Each party shall select one of the arbitrators and those arbitrators shall select the third.

   The venue shall be either Research Triangle Park, North Carolina if the notice of intent to arbitrate the dispute is first given by Licensee or Seattle, Washington if the notice of intent to arbitrate is first given by Licensor and the governing law shall be that of the State of North Carolina in either instance, without giving effect to conflict of law considerations. In no event shall punitive or exemplary damages o attorney's fees be awardable and each party shall be responsible for it's own attorney's fees.

   Notwithstanding the foregoing dispute resolution and governing law provisions, Licensor and Licensee shall each retain the right to seek judicial injunctive and other equitable relief where appropriate.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.